Exhibit 15
                                                                   ----------

                                  TIVO INC.

No. OYW-17                                           Unit CUSIP No. 888706 40 5
                                                  Warrant CUSIP No. 888706 15 7

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (1) TO THE ISSUER, (2) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER APPENDED TO THIS SECURITY), (3) TO A PERSON THAT IS AN ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1), (2), (3), (5), (6) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER APPENDED TO THIS SECURITY) AND THAT IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, AND A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITY EVIDENCED HEREBY (THE FORM OF WHICH LETTER IS AN EXHIBIT TO THE AGREEMENT GOVERNING THIS SECURITY AND MAY BE OBTAINED FROM THE WARRANT AGENT) IS DELIVERED PRIOR TO SUCH TRANSFER BY THE TRANSFEREE TO THE ISSUER AND THE WARRANT AGENT, (4) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (6) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS. THE HOLDER HEREOF AGREES, THAT PRIOR TO SUCH TRANSFER, IT WILL FURNISH TO THE ISSUER AND THE WARRANT AGENT AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS (OTHER THAN WITH RESPECT TO A TRANSFER PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT) AND SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS AND IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER HEREOF AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF SUCH LEGEND. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER THAT IT IS AN ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1), (2), (3), (5), (6) OR (7) OF REGULATION D UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.

EACH WARRANT REPRESENTED BY THIS CERTIFICATE MUST TRADE AS A UNIT WITH ONE FIVE-YEAR TERMINABLE WARRANT (AS DEFINED IN THE WARRANT AGREEMENT GOVERNING THIS SECURITY) AND MAY NOT BE TRANSFERRED OR EXCHANGED WITHOUT THE SIMULTANEOUS TRANSFER OR EXCHANGE OF CERTIFICATES REPRESENTING ONE FIVE-YEAR TERMINABLE WARRANT FOR EACH WARRANT BEING TRANSFERRED OR EXCHANGED.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE HELD BY A PERSON WHO MAY BE DEEMED TO BE AN AFFILIATE OF THE ISSUER FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), AND MAY BE SOLD ONLY IN COMPLIANCE WITH RULE 144, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO A VALID EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT.



                             WARRANT CERTIFICATE

            REPRESENTING 742,721 WARRANTS TO PURCHASE COMMON STOCK


         This certifies that National broadcasting company, inc., or its registered assigns, is the registered owner of seven hundred forty-two thousand seven hundred twenty-one (742,721) Warrants, each expiring August 28, 2002, and each of which entitles the registered owner thereof (the "Warrantholder") to purchase at any time prior to the expiration hereof from TIVO INC., a Delaware corporation (the "Company"), one share of Common Stock (the "Common Stock"), $0.001 par value per share, of the Company at the purchase price of $6.73 per share of Common Stock (the "Exercise Price"), subject to adjustment as provided in the Warrant Agreement hereinafter referred to.

         The Warrants evidenced by this Warrant are issued under and in accordance with the Warrant Agreement, dated as of August 28, 2001 (the "Warrant Agreement"), between the Company and The Bank of New York, as warrant agent (the "Warrant Agent"), and the Registration Rights Agreement, dated of even date therewith (the "Registration Rights Agreement"), among the Company and the initial purchasers of the Warrants, and are subject to the terms and provisions contained therein, to all of which terms and provisions the holder of this Warrant consents by acceptance of this Warrant and which Warrant Agreement and Registration Rights Agreement are hereby incorporated by reference in and made a part of this Warrant.

         Any Warrants represented by this Certificate shall be transferable or exchangeable only as a Unit with a like number of Five-Year Terminable Warrants (as defined in the Warrant Agreement).

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]






         Reference is hereby made to the Warrant Agreement and the Registration Rights Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company and the Warrantholders. The summary of the terms of the Warrant Agreement and the Registration Rights Agreement contained in this Warrant is qualified in its entirety by express reference to such agreements. All capitalized terms used but not defined in this Warrant shall have the meanings assigned to them in the Warrant Agreement.

         As provided in the Warrant Agreement, and subject to the terms and conditions set forth therein including early termination at the Company's option, the Warrants shall be exercisable, unless earlier terminated at the Company's option as described below, if applicable, at any time during the period commencing on the day after the date of the Warrant Agreement and ending at 5:00 p.m., New York time, on August 28, 2002 (the "Expiration Date"). This Warrant may be exercised on any Business Day on or prior to close of business on the Expiration Date.

         Any Warrant not exercised before the close of business on the Expiration Date, or the Termination Date, as the case may be, shall become void, and all rights of the holder under the Warrant Certificate evidencing such Warrant and under this Agreement shall cease.

         If at any time prior to the Expiration Date, (1) the Closing Price (as defined in Section 12 of the Warrant Agreement) per share of the Common Stock has exceeded 150% of the Exercise Price then in effect for at least 20 Trading Days (as defined in Section 12(h) of the Warrant Agreement) within a period of 30 consecutive Trading Days (the "Determination Period") and (2) a shelf registration statement covering resales of the Common Stock issuable upon exercise of the Warrants is effective and available for use at all times during the period beginning 60 days prior to the Notice Date and ending on the Termination Date, and is expected to remain effective and available for use for at least 30 days following the Termination Date, then the Company may, at its option, terminate the Warrants. By following the procedures set forth below, the Company may exercise this right of termination only if, within 30 days following the Determination Period, the Company or, at its request, the Warrant Agent, in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such termination (the "Termination Notice," and the date such Termination Notice is mailed, the "Notice Date") to the holders of the Warrants at their last addresses as the same appear on the Warrant register (provided that if the Company shall give such notice, it shall also give such notice to the Warrant Agent). Such mailing shall be by first class mail and the Company shall contemporaneously issue a press release through PRNewswire or Bloomberg containing substantially the same information as the notice of termination described below. Each such notice of termination shall specify the CUSIP number or numbers of such Warrants, the Termination Date, that the Warrants may not be exercised after 5:00 p.m., New York City time, on the Termination Date, the current Exercise Price, that the Five-Year Terminable Warrants with which such Warrants comprise Units shall also terminate, and the CUSIP number or numbers of such Five-Year Warrants. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Warrant shall not affect the validity of the proceedings for the termination of any other Warrant.

         If the conditions described in the preceding paragraph have been met, any Warrant not exercised before the close of business on the 60th day after the mailing date of the notice of termination (such 60th day, the "Termination Date") shall become void and all of the rights of the holder under the Warrant Certificate evidencing such Warrant and under this Agreement shall cease.

         The Exercise Price and the number of shares of Common Stock purchasable upon exercise of each Warrant are subject to adjustment as provided in the Warrant Agreement. If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, (iii) any statutory exchange, as a result of which holders of Common Stock generally shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock (such transaction, a "Statutory Exchange"), (iv) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing person, as the case may be, shall execute with the Warrant Agent a supplemental warrant agreement providing that such Warrant shall be exercisable for the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, Statutory Exchange, sale or conveyance by a holder of a number of shares of Common Stock issuable upon exercise of such Warrants (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available for issuance upon exercise of all such Warrants) immediately prior to such reclassification, change, consolidation, merger, combination, Statutory Exchange, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, that holders of Common Stock who were entitled to vote or consent to such transaction had as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, combination, Statutory Exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, combination, Statutory Exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of Section 13 of the Warrant Agreement the kind and amount of securities, cash or other property receivable upon such consolidation, merger, combination, Statutory Exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental warrant agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in
Section 12 of the Warrant Agreement. If, in the case of any such reclassification, change, consolidation, merger, combination, Statutory Exchange, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock include shares of stock or other securities and assets of a corporation other than the successor or purchasing person, as the case may be, in such reclassification, change, consolidation, merger, combination, Statutory Exchange, sale or conveyance, then such supplemental warrant agreement shall also be executed by such other person and shall contain such additional provisions to protect the interests of the holders of the Warrants as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The Exercise Price for the stock and other securities, property and assets (including cash) so receivable upon such event shall be an amount equal to the Exercise Price immediately prior to such event.

         The Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Warrants or to distribute certificates which evidence such fractional shares. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full shares of Common Stock which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of shares of Common Stock purchasable on exercise of all Warrants so presented. In lieu any of fractional shares, there shall be paid to the registered holders of Warrant Certificates at the time such Warrant Certificates are exercised an amount in cash equal to the same fraction of the current market value of a share of Common Stock. For purposes of this calculation, the current market value of a share of Common Stock shall be the Closing Price of a share of Common Stock for the Trading Day immediately prior to the date of such exercise.

         The Company covenants that it will at all times through 5:00 p.m., New York time, on the Expiration Date (or, if the Expiration Date shall not be a Business Day, then on the next-succeeding Business Day) reserve, free from preemptive rights, and keep available out of its authorized but unissued shares or shares held in treasury or a combination thereof of Common Stock, solely for the purpose of issue upon exercise of Warrants as herein provided, sufficient shares of Common Stock, for issuance upon exercise of, the Warrants from time to time as such Warrants are presented for exercise. The Company covenants that all shares of Common Stock issued upon exercise of Warrants shall be duly and validly issued and fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.

         The initial issuance of certificates of Common Stock upon the exercise of Warrants shall be made without charge to the exercising Warrantholders for any tax in respect of the issuance of such stock certificates, and such stock certificates shall be issued in the respective names of, or in such names as may be directed by, the registered holders of the Warrants exercised, subject to the restrictions on transfer set forth herein and in the Warrant Agreement; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such stock certificate, any Warrant Certificates or other securities in a name other than that of the registered holder of the Warrant Certificate surrendered upon exercise of the Warrant, and the Company shall not be required to issue or deliver such certificates or other securities unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         Subject to the terms and provisions of the Registration Rights Agreement, the Company shall file under the Securities Act a registration statement providing for the registration of all of the Warrants and the shares of Common Stock issuable upon exercise thereof.

         As provided in the Warrant Agreement and the Registration Rights Agreement, the Warrantholders have additional rights and duties with respect to the registration of the Warrants and the Common Stock issuable upon exercise of the Warrants. A Warrantholder may be required to indemnify and hold the Company and certain other persons harmless in connection with written information furnished to the Company by or on behalf of such Warrantholder specifically for use in any registration statement, or any preliminary or final or summary Prospectus contained therein or any amendment or supplement thereto.

         By its acceptance of any Warrant represented by a Warrant Certificate bearing a restrictive legend, each holder and beneficial owner of such a Warrant acknowledges the restrictions on transfer of such a Warrant set forth in such legend and agrees that it will transfer such a Warrant only in accordance with such legend.

         Subject to the restrictions on transfer set forth herein and in the Warrant Agreement, this Warrant and all rights hereunder are transferable by the registered Warrantholder hereof, in whole or in part, on the Warrant register, upon surrender of this Warrant Certificate duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Warrant Agent duly executed, with signatures guaranteed as specified in the attached "Form of Assignment," by the registered Warrantholder hereof or his attorney duly authorized in writing and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any partial transfer, the Company will issue and the Warrant Agent will countersign and deliver to such Warrantholder a new Warrant Certificate or Warrant Certificates with respect to any portion not so transferred. Each taker and holder of this Warrant, by taking and holding the same, consents and agrees that prior to the registration of transfer as provided in the Warrant Agreement, the Company and the Warrant Agent may treat the person in whose name the Warrants are registered as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding.

         This Warrant Certificate may be exchanged at the office of the Warrant Agent for Warrant Certificates representing the same aggregate number of Warrants, each new Warrant Certificate to represent such number of Warrants as the holder hereof shall designate at the time of such exchange.

         Prior to the exercise of the Warrants represented hereby, the holder of this Warrant shall not be entitled, as such, to any rights of a stockholder of the Company, including, without limitation, the right to vote or to consent to any action of the stockholders of the Company, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of stockholders of the Company, and shall not be entitled to receive any notice of any proceedings of the Company except as provided in the Warrant Agreement.



         Copies of the Warrant Agreement are on file at the office of the Warrant Agent and may be obtained by writing to the Warrant Agent at the following address:

                      The Bank of New York
                      101 Barclay Street, Floor 21W
                      New York, NY  10286
                      Attention:  Corporate Trust Administration


THE WARRANT AGREEMENT AND THIS WARRANT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION,
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.




         This Warrant shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.


                                   TIVO INC.


                                   By:  /s/ Michael Ramsay
                                        --------------------------------
                                   Name:   Michael Ramsay

                                   Title:  President and Chief Executive Officer





Attest:

By:   /s/ David H. Courtney
    --------------------------------
 Name:  David H. Courtney
Title: Senior Vice President, Finance
       and Administration and
       Chief Financial Officer




Countersigned:

THE BANK OF NEW YORK

as Warrant Agent



By:   /s/ Michael Pitfick
    --------------------------------
       Authorized Signatory

Dated:  August 28, 2001






                                EXERCISE FORM


                (To be executed only upon exercise of Warrant)

         The undersigned registered holder of a Warrant Certificate representing __________ Warrants irrevocably elects to exercise ________ of the Warrants represented by the Warrant Certificate for the purchase of one share (subject to adjustment as set forth in the Warrant Agreement) of Common Stock, $0.001 par value, of TiVo Inc., for each Warrant so exercised, and herewith makes payment of $______ (such payment being in cash or by certified or official bank check payable to the order or at the direction of TiVo Inc.), all at the exercise price and on the terms and conditions specified in the Warrant and the Warrant Agreement therein referred to, and surrenders all of its right, title and interest in the number of Warrants exercised herein to TiVo Inc., and directs that the shares of Common Stock or other securities or property deliverable upon the exercise of such Warrants, and any Warrant Certificate or interests in the Warrant representing unexercised Warrants, be registered or placed in the name and at the address specified below and delivered thereto.

Dated:


                                       ________________________________________
                                       (Signature of Warrantholder)

                                       ________________________________________
                                       (Street Address)

                                       ________________________________________
                                       (City)               (State)   (Zip Code)



                                       Signature Guaranteed By:

                                       ________________________________________



This form must be delivered to the Warrant Agent at the Corporate Office, which initially shall be 101 Barclay Street, Floor 21W, New York, N.Y. 10286,
Attention: Corporate Trust Administration. Copies of this form must be sent by facsimile to TiVo Inc., attention General Counsel ((650) 519-5333) and Latham & Watkins, attention John Donohue ((650) 463-2600).

    1.   COMMON STOCK AND/OR CHECK TO BE ISSUED TO:

IF IN CERTIFICATED FORM (Common Stock or Notes:

   Social Security Number or identifying number: ______________________________

   Name: ______________________________________________________________________

   Street Address:_____________________________________________________________

   City, State and Zip Code:___________________________________________________



IF IN BOOK-ENTRY FORM THROUGH DTC:

   ACCOUNT NUMBER:_____________________________________________________________

   ACCOUNT NAME:_______________________________________________________________



ANY UNEXERCISED WARRANTS REPRESENTED BY THE EXERCISING HOLDER'S INTEREST IN THE WARRANT TO BE ISSUED IN CERTIFICATED FORM TO:


   Social Security Number or identifying number: ______________________________

   Name: ______________________________________________________________________

   Street Address:_____________________________________________________________

   City, State and Zip Code:___________________________________________________






                       FORM OF ASSIGNMENT AND TRANSFER

         FOR VALUE RECEIVED the undersigned registered holder of the within Warrant Certificate hereby sells, assigns and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by the within Warrant Certificate not being assigned hereby) all of the right of the undersigned under the within Warrant Certificate, with respect to the number of Warrants set forth below:

                                                                                   Social Security
                                                                  Number            Number or Other
 Name of Assignees                 Address                      of Warrants       Identifying Number
 -----------------                 -------                      -----------       ------------------







and does hereby irrevocably constitute and appoint ________________________, the undersigned's attorney, to make such transfer on the books of TiVo Inc. maintained for the purpose, with full power of substitution in the premises.

         In connection with any transfer occurring within two years (or such longer or shorter holding period required under Rule 144(k) of the Securities
Act) of the original issuance of such Warrant (unless such Warrant is being transferred pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Warrant is being transferred:

          _
         |_|        *To TiVo Inc. or a subsidiary thereof; or
          _
         |_|        *To an Institutional Accredited Investor pursuant to and in compliance with the Securities Act of 1933, as amended; or
          _
         |_|        *To an Individual Accredited Investor pursuant to and in
                    compliance with the Securities Act of 1933, as amended; or
          _
         |_|        *In an offshore transaction pursuant to and in compliance
                    with Regulation S under the Securities Act of 1933, as
                    amended; or
          _
         |_|        *Pursuant to and in compliance with Rule 144 under the
                    Securities Act of 1933, as amended;

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):
          _
         |_|        *The transferee is an Affiliate of the Company.



Dated:

                                       ________________________________________
                                       (Signature of Warrantholder)

                                       ________________________________________
                                       (Street Address)

                                       ________________________________________
                                       (City)               (State)   (Zip Code)



                                       Signature Guaranteed By:

                                       ________________________________________